AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into this 6th day of May 2005 by and among Alladdin Limited, Alladdin Lotteries Limited and New Media Lottery Services, Inc. (each a "Party" and together the "Parties").

As used in this Agreement, capitalized terms have the meanings ascribed to them above and in Section 1 below, except as otherwise expressly provided.

WITNESSETH

WHEREAS, Licensor and ALL currently perform certain services for Licensee similar to the Alladdin Services on an oral basis without the benefit of a written agreement; and

WHEREAS, Licensee desires to engage Licensor and ALL to perform the Alladdin Services on the basis set forth in this Agreement and Licensor and ALL accept the engagement by Licensee to perform the Alladdin Services; and

WHEREAS, Licensor desires to engage Licensee to provide the NMLS Services on the basis set forth in this Agreement and Licensee accepts the engagement by Licensor to perform the NMLS Services; and

WHEREAS, Licensor has developed the Software which is useful in the operation of Internet lotteries; and

WHEREAS, Licensee desires to acquire the right to Use, re-write and Enhance the Software from Licensor and Licensor desires to grant that right in the Software to Licensee.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, intending to be legally bound hereby, the Parties agree as follows:

SECTION 1. CERTAIN DEFINITIONS AND INTERPRETATION

1.1 Definitions.

“Affiliated Companies" means in relation to any Person (i) any corporation that owns, directly or indirectly, more than fifty (50) percent of the outstanding capital stock of the Person entitled to vote in the election of directors; (ii) any corporation of which the Person owns, directly or indirectly, more than fifty (50) percent of the outstanding capital stock entitled to vote in the election of directors; and (iii) any other corporation of which a corporation described in clause "(i)" above owns, directly or indirectly, more than fifty (50) percent of the outstanding capital stock entitled to vote in the election of directors.

“ALL” means Alladdin Lotteries Limited, a corporation organized and existing pursuant to the laws of England and Wales.

“Alladdin Services” means the services to be rendered by Licensor or ALL in favor of Licensee contemplated by Section 3 below and described on Schedule B.

“Developments” means the modifications and/or enhancements to the Software to be carried out by Licensee contemplated by Section 2.1(c) below.

“Documentation” means the documentation and operating instructions for the Software as described on Schedule A.

“Enhance” means to create Developments to the Software.

“Excluded Territory" means the UK and the Republic of Ireland and any additional country in which Licensee makes available for purchase by the general public an official, state regulated lottery, provided that Licensee shall give written notice to Licensor at least (3) three months prior to the proposed date of the sale to the general public of the first chance or entry to such lottery. Licensor agrees that it shall, within (3) months of the launch of such a lottery by Licensee, cease to operate any competing lottery, if any, in such country, except in the case were Licensor has been operating such lottery for (9) nine months or if otherwise agreed by the Parties.

“GBP” means British Pound Sterling, the currency of Great Britain.

“Internet” means the collection of networks of computers and related devices around the world linked by telecommunications and related methods and any development(s) thereto and successor(s) thereof.

“Legal Proceeding” means any action, suit, litigation, arbitration proceeding, or other similar proceeding of any nature (including any civil, criminal, administrative, or appellate proceeding).

“License” means the license in relation to the Software granted by Licensor to Licensee under Section 2.1 of this Agreement.

“Licensee” means New Media Lottery Services, Inc., a Delaware corporation.

“Licensor” means Alladdin Limited, a corporation organized and existing pursuant to the laws of England and Wales.

“NMLS Services” means the services to be rendered by Licensee in favor of Licensor contemplated by Section 4 below and described on Schedule C.

“Person” means any individual, corporation, partnership, venture, estate, trust, association, entity, governmental body, or governmental authority.

“Proprietary Right” means any trademark, trade name, service mark, trade secret, patent right, copyright, or other proprietary right.

“Securities” means the Shares, the Additional Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (all as defined in Section 5 below).

“Software” means the proprietary computer software program developed and utilized by Licensor and described in the Documentation as existing at the date of this Agreement (the “Original Version”) and as re-written by Licensee pursuant to the rights as in Section 2.1(b) (the “Re-written Version”), including any corrections or amendments made to such program (in whatever version) not being Developments.

“Territory” means anywhere in the entire world.

“Use”means operate, reproduce, transmit (by electronic means or otherwise), make available, perform and display.

“VAT” means value added, sales, use or similar UK tax.

1.2 Interpretation. In this Agreement unless otherwise specified, reference to:-

(a) a statute or statutory instrument or any of its provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(b) sections or schedules are to sections and schedules to this Agreement. The schedules form part of the operative provisions of this Agreement and references to this Agreement shall include references to the schedules.

SECTION 2. GRANT OF LICENSE

2.1. Grant of License. Subject to the terms of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-transferable, non-exclusive, perpetual (subject to Section 6.1(b) below), royalty-free license:-

(a) to Use the Software in the Territory. Licensee may (subject to Section 2.6) sublicense Use of the Software to such Persons in the Territory and on such terms as Licensee, in its discretion, determines to be appropriate~~.~~; and

(b) to re-write the Software and create a Re-written Version (being such re-write producing the same functionality as exists in the Original Version); and

(c) to Enhance the Software so as to create additional functionality not present in the Original Version and thereby create Developments.

2.2. Reservation of Rights. All other rights in the Software are expressly reserved to Licensor.

2.3. Delivery of Software and Documentation. Within ten (10) days from the date of this Agreement, Licensor shall deliver (by physical delivery or electronic transmission) to Licensee: one (1) copy of the source code of the most current version of the Software in computer readable form; and one (1) copy of the Documentation.

2.4. Effect of Merger or Like Transaction. This Agreement and all rights and obligations of the Parties shall remain in full force and effect following any merger of either Party with or into another Person and following any transfer of all or any portion of the outstanding stock or of all or any portion of the assets of either Party.

2.5. Developments.

(a) Licensee is free to make any Developments, at its own cost, which Licensee, in its discretion, determines to be appropriate. For the avoidance of doubt, a Development is the addition of functionality and not replication or correction of functionality present in the Software.

(b) Licensee shall deliver to Licensor within ten (10) days of each of 31 March, 31 July, and 30 November of each year (by physical delivery or electronic transmission): one (1) copy of the source code of the most current version of the Software (whether the Original Version or the Re-written Version) and of any Developments in computer readable form; and one (1) copy of documentation and operating instructions for the Software altered by any Developments, except in the case where there have been no Developments since the last delivery pursuant to this Section 2.5(b), in which case the Licensee shall instead deliver on each such date a notice to Licensor in the form set out at Schedule F.

(c) Licensee hereby grants to Licensor, and Licensor hereby accepts, a non-transferable, non-exclusive, perpetual, royalty-free license to Use and Enhance the Developments anywhere in the Territory except in the Excluded Territory.

2.6. Sub-Licensing.

(a) Licensee. Subject to the provisions of subsection 2.6(c) below, Licensee shall be entitled to sub-license any version of the Software in any form without restriction, provided, however, that (i) Licensee shall advise Licensor of its intention to provide any such sub-license; and (ii) prior to granting any sub-license, Licensee shall provide Licensor with a current version of the Software being sub-licensed.

(b) Licensor. Subject to the provisions of subsection 2.6(c) below, Licensor may sub-license any version of the Development(s) without restriction to Affiliated Companies of Licensor and/or ALL. For the avoidance of doubt, Licensor may license and/or sub-license the Software in any form to any Person anywhere in the Territory and the provisions of subsection 2.6(c) below do not apply in respect of any such license and/or sub-license by the Licensor of the Software.

(c) Any sub-license granted as permitted in this Section 2.6 shall be subject to the following provisions:-

(i) the sub-license shall be only in relation object code and only in relation to Use (and not for the avoidance of doubt to Enhance or in relation to source code);

(ii) the Party granting the sub-license provides expressly in any sub-license that there can be no further sub-licensing; and

(iii) the Party agrees to be primarily liable for the performance by the sub-licensee of its obligations under such sub-license.

SECTION 3. ALLADDIN SERVICES

3.1. Engagement of Licensor and ALL. Licensee hereby engages Licensor and ALL to perform the Alladdin Services, on the terms set out in this Section 3 and Schedule B, and Licensor and ALL hereby accept such engagement.

3.2. Standard of Service. Licensor and ALL shall perform the Alladdin Services with reasonable care and skill and in conformity with all laws and regulations applicable to the business in which it engages.

3.3. Term. Licensor’s and ALL’s duty to perform the Alladdin Services shall commence as of the date hereof and shall extend for a term of two (2) years (“Initial Term”). After expiry of the Initial Term, the Alladdin Services will continue automatically for additional one (1) year term(s) (each a “Renewal Term”) unless or until terminated by Licensee or Licensor or ALL upon at least ninety (90) days’ prior written notice to expire at the end of the Initial Term or a Renewal Term. Notwithstanding the foregoing, this Agreement may be terminated as provided in Section 6 below.

3.4. Independent Contractor. Licensor and ALL shall provide the Alladdin Services solely as independent contractors and nothing contained in this Agreement shall be construed as giving rise to an employment or agency relationship, joint venture, partnership or other form of business relationship.

3.5. No Authority to Bind Licensee. Licensor and ALL shall have no authority to take, nor shall it take, any action committing or obligating Licensee in any manner, and they shall not represent themselves to others as having such authority.

SECTION 4. NMLS SERVICES

4.1. Engagement of NMLS. Licensor hereby engages Licensee to perform the NMLS Services, on the terms set out in this Section 4 and Schedule C, and Licensee hereby accepts such engagement.

4.2. Term. Licensee’s duty to perform the NMLS Services shall commence as of the date hereof and shall extend for a term of two (2) years (“Initial Term”). After expiry of the Initial Term, the NMLS Services will continue automatically for additional one (1) year term(s) (each a “Renewal Term”) unless or until terminated by Licensor or ALL or Licensee upon at least ninety (90) days’ prior written notice to expire at the end of the Initial Term or a Renewal Term. Notwithstanding the foregoing, this Agreement may be terminated as provided in Section 6 below.

4.3. Independent Contractor. Licensee shall provide the NMLS Services solely as an independent contractor and nothing contained in this Agreement shall be construed as giving rise to an employment or agency relationship, joint venture, partnership or other form of business relationship.

4.4. No Authority to Bind Licensor or ALL. Licensee shall have no authority to take, nor shall it take, any action committing or obligating Licensor or ALL in any manner, and it shall not represent itself to others as having such authority.

SECTION 5. CONSIDERATION

5.1. Consideration for License.

(a) Definitions. For purposes of the Section 5 only, capitalized terms used in this Section shall have the meaning set forth below.

(i) “Actual Value” means the Stock Price multiplied by 275,000.

(ii) “Additional Shares" means any shares of Common Stock which may be issued to Licensor in order to cover the deficit between the Ascribed Value and the Actual Value.

(iii) “Ascribed Value” means US$225,000.

(iv) “Common Stock” means the class of common stock of Licensee, par value US$0.001 per share.

(v) “Securities Act” means the U.S. Securities Act 1933, as amended.

(vi) “Shares” means 275,000 shares of Common Stock, subject to adjustment as provided in Section 5.1.(c), below.

(vii) “Stock Price” means the average of the closing price of the Common Stock over the five trading days prior to the date on which Licensor may first sell Shares pursuant to Rule 144 under the Securities Act. For the avoidance of doubt this is the first day not being a Saturday or Sunday after the day on which the Shares are received by Licensor.

(viii) “U.S.” means the United States of America.

(ix) “Valuation Date” means the fifth day after the date on which Licensor may first sell the Shares pursuant to Rule 144 under the Securities Act. For the avoidance of doubt this is the first day not being a Saturday or Sunday after the day on which the Shares are received by Licensor.

(x) “US$” means the currency of the U.S.

(b) In consideration for the grant of the License, Licensee shall issue Shares to Licensor or its designees (all of which shall be subject to the applicable provisions of this Agreement relating to Shares) upon the execution of this Agreement. Licensee may be obligated to deliver to Licensor Additional Shares pursuant to Section 5.1(c) below.

(c) In the event that the Actual Value of the Shares is less than Ascribed Value on the Valuation Date (“Deficiency”), Licensee shall deliver to Licensor within 5 days of the Valuation Date, cash and/or Additional Shares in an amount equal to the difference between the Ascribed Value and the Actual Value. The mix of cash and shares of Common Stock which Licensee is required to deliver to Licensor to offset any Deficiency shall be in the sole discretion of Licensee. To the extent that Licensee issues shares of Common Stock to offset any portion of the Deficiency, Licensee shall deliver to Licensor a number of Additional Shares as shall be calculated by dividing the US$ amount of the Deficiency to be paid by the issuance of shares of Common Stock by the Stock Price. Any Common Stock delivered to Licensor under this Section 5.1.(c) shall be subject to the provisions of this Section 5.1 and Sections 9.9, 10.9 and 12 below and all of the representations, warranties and covenants of Licensor and Licensee with respect to the Shares included elsewhere in this Agreement.

(d) Licensee shall pay all costs and expenses related to (to be paid by Licensee within 5 days of the completion of the visit) a visit by an officer of Licensor to Licensee’s offices in Calgary, Canada to be undertaken before the end of the month of February 2005. Licensee shall make available suitably senior personnel during regular business hours during the visit to meet with the officer of Licensor.

5.2. Compensation for Services. In consideration of and as complete compensation for the Alladdin Services Licensee shall:

(a) pay to Licensor or ALL or their designees a sum equal to 2% of all card deposits run under the Barclaycard Business merchant accounts designated as GeLotto ID 2806107 and Rehab ID 2201036 (“Card Deposits”), said payment to be made the 10th day of each month. Licensee guarantees a minimum payment of US$8,000 per month ("Minimum Payment") to Licensor or ALL or their designees in connection with procuring the Alladdin Services and that in the event that 2% of Card Deposits equals more than the Minimum Payment in any month, Licensee shall pay to Licensor the amount of any such difference by the 5th day of the following month. All monetary amounts payable under this Section 5.2(a) are net of any VAT which may be added if appropriate, and, if added, the VAT amount(s) shall be billed on a proper tax invoice. Licensor or its designees may charge Licensee daily interest on late payment of amounts due under this Section 5.2.(a) (both before and after judgment) at a rate of 5% per annum above the Bank of England Base Rate (as at the date the payment was due), from the due date until the date of actual payment. If Licensee fails to pay amounts due to Licensor or its designees under this Section 5.2(a) by the due date, Licensee shall reimburse Licensor or its designees all reasonable expenses incurred by Licensor or its designees in recovering such amount. The Minimum Payment shall be recalculated every 31st January, 30th April, 31st July and 31st October by multiplying GBP4,200 by the spot US$/GBP foreign exchange rate quoted by Investec Bank (UK) Limited, or such other bank as the Parties may determine, at noon on said dates and rounded up to the nearest US$. For the avoidance of doubt, any foreign exchange or other banking fees or expenses which may be charged to Licensor in the event that any payment is received by Licensor in a currency other than GBP shall be immediately reimbursed to Licensor by Licensee; and

(b) upon the execution hereof, issue to Licensor or its designees warrants (“the Warrants”) to purchase up to two hundred thousand (200,000) shares of Common Stock on terms and conditions no less favorable than the most favorable terms and conditions of warrants to purchase Common Stock granted by Licensee to its management or any other third party and the anti dilution provisions of which shall apply and operate from the date hereof and not the date of issue of the Warrants, if later.

5.3. Survival Upon Termination. This Section 5 shall survive the expiry or earlier termination of this Agreement.

SECTION 6. TERMINATION

6.1. Termination.

(a) Termination by Licensee.

(i) License. The consideration paid for the License as described in Section 5.1 above is tendered in full payment for the License and the License may be terminated only in accordance with Section 6.1.(b) below.

(ii) Alladdin Services. If Licensor or ALL is in material breach of its obligations to provide the Alladdin Services and such breach continues for thirty (30) days after written notice served by Licensee specifying in reasonable detail the basis thereof, Licensee's obligation to make payments under Section 5.2(a) above shall be suspended during the period beginning thirty (30) days after the delivery of such notice to Licensor and ending when such breach has been cured by Licensor or ALL in all respects. In the event that Licensor or ALL effects a cure of any material breach Licensee shall immediately make the payments previously suspended, subject to a right of set-off for any amounts paid during such time as Licensor or ALL failed to provide the Alladdin Services. In the event that Licensor or ALL is unable to cure any material breach within ninety (90) days of the notice described in the foregoing sentence, Licensee may serve notice in writing on Licensor terminating the provision of the Alladdin Services and Licensee's obligation to make payments for the Alladdin Services.

(iii) NMLS Services. Licensee may by serving notice in writing on Licensor terminate the NMLS Services (i) if Licensor becomes bankrupt or insolvent or is unable to pay its debts or enters into compulsory or voluntary liquidation other than for the purpose of any corporate restructuring or reorganisation not in consequence of debt or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an administrator is appointed over its assets or ceases for any reason to carry on business or takes or suffers any similar or analogous action in any jurisdiction of the Territory or (ii) by reason of the operation of Section 6.1(a)(ii) above, in which cases, for the avoidance of doubt, Licensee shall adhere to the Migration Plan as set out in Section 6.3 below.

(b) Termination by Licensor or ALL.

(i) License. Licensor or ALL may by serving notice in writing on Licensee terminate the License if:

(A) Licensee fails to comply within thirty (30) days of the date of performance with any of the provisions set out in Section 5.1 above; and

(B) Licensee is in material breach of any obligation in this Agreement relating to the License (including those set out in Section 2 above and Section 8 below) and fails to remedy such breach (if capable of remedy) within thirty (30) days of a written notice served by Licensor or ALL specifying the breach.

(ii) Alladdin Services. (A). In the event that Licensee fails to perform any of Licensee’s obligations set out in Section 5.2 above within thirty (30) days of the date due for performance, Licensor or ALL shall be entitled by serving notice in writing on Licensee to suspend performance of the Alladdin Services (but without prejudice to Licensee’s obligations to pay the consideration under Section 5.2 above) until such time as Licensee performs such obligation. If Licensee fails to perform any of such obligations, within a period of ninety (90) days of the date due for performance, Licensor or ALL shall be entitled by serving notice in writing on Licensee to terminate the rendering of the Alladdin Services.

(B) If a Development is deployed which contravenes or in Licensor’s or ALL’s reasonable opinion may contravene any law, regulation or other rule or code of conduct in Great Britain, Licensor or ALL shall be entitled by serving notice in writing on Licensee to suspend performance of the Alladdin Services (but without prejudice to Licensee’s obligations to pay the consideration under Section 5.2 above) until the Development has been removed. If it has not been removed within ninety (90) days of the date of being deployed, Licensor or ALL shall be entitled by serving notice in writing on Licensee to terminate the rendering of the Alladdin Services.
(C) If a claim is asserted or any Legal Proceeding is commenced against Licensor or Licensee alleging that any Development infringes or has infringed any Proprietary Right of any Person, Licensor or ALL shall be entitled by serving notice in writing on Licensee to suspend performance of the Alladdin Services (but without prejudice to Licensee’s obligations to pay the consideration under Section 5.2 above) until such time as the claim or Legal Proceeding is settled. If the claim or Legal Proceeding is not settled within ninety (90) days of having been commenced, Licensor or ALL shall be entitled by serving notice in writing on Licensee to terminate the rendering of the Alladdin Services.

(iii) NMLS Services. Licensor or ALL may by serving notice in writing on Licensee terminate the NMLS Services if:

(A) Licensee is in material breach of any obligation in this Agreement relating to the NMLS Services (including those set out in Sections 4 or Schedule C) or in breach of any obligation in Section 5 and fails to remedy such breach (if capable of remedy) within ninety (90) days of a written notice served by Licensor or ALL specifying the breach; or

(B) Licensee becomes bankrupt or insolvent or is unable to pay its debts or enters into compulsory or voluntary liquidation other than for the purpose of any corporate restructuring or reorganisation not in consequence of debt or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrative receiver or an administrator is appointed over its assets or ceases for any reason to carry on business or takes or suffers any similar or analogous action in any jurisdiction of the Territory.

6.2. Consequences of Termination.

(a) If the License terminates for any reason, Licensee shall immediately cease to Use or Enhance the Software and/or any Developments and shall deliver to Licensor within ten (10) days of the date of such termination (by physical delivery or electronic transmission): one (1) copy of the source code of the most current version of the Software (whether the Original Version or the Re-written Version) and of any Developments in computer readable form; and one (1) copy of documentation and operating instructions for the Software altered by any Developments. The remedies of Licensor or ALL pursuant to this Section 6.2(a) are not exclusive and shall not limit or otherwise affect any of the rights or remedied otherwise available to Licensor or ALL granted by law and under this Agreement, including recovery of damages.

(b) Sections of this Agreement which are expressed or intended to survive termination of this Agreement (in whole or in part) shall survive.

(c) The termination of this Agreement howsoever caused shall not affect the rights and obligations of the Parties that have accrued prior to termination.

6.3 Migration Plan.

(a) Licensee acknowledges that Licensor may wish to have continuity of the NMLS Services following termination of the NMLS Services (for whatever reason). Licensee agrees to co-operate with Licensor and/or any new service provider appointed by Licensor to provide the NMLS Services or any part of them (“New Service Provider”) to ensure smooth migration and continuity of the NMLS Services during the Migration Period.

(b) For the purposes of this Section 6.3, “Migration Period” means the period commencing on the date one Party gives written notice to the other terminating this Agreement and/or the NMLS Services and shall end on the date the NMLS Services have been successfully migrated or (if later) ninety (90) days after the date of the notice.

(c) As part of the migration, and to the extent reasonably required by Licensor, Licensee shall:

(i)	perform the NMLS Services up to the end of the Migration Period in accordance with this Agreement;

(ii)	provide a comprehensive list of tasks and/or issues outstanding (if any) at the end of the Migration Period;

(iii)	provide any technical assistance reasonably required by Licensor and/or New Service Provider to enable the smooth migration of the NMLS Services; and

(iv)	promptly, on request, do all other things and acts that may reasonably be required to ensure a smooth migration of the NMLS Services.

(d) As part of the migration, and to the extent reasonably required by Licensee, Licensor shall promptly, on request, do all other things and acts that may reasonably be required to ensure a smooth migration of the NMLS Services.

SECTION 7. ADDITIONAL OBLIGATIONS OF THE PARTIES

7.1. Technical Assistance. Licensor shall make itself available to Licensee (at reasonable times and locations and upon reasonable notice), to consult with, instruct, and assist Licensee and Affiliated Companies with respect to the Use of the Software. Licensee shall make itself available to Licensor and its designees (at reasonable times and locations and upon reasonable notice), to consult with, instruct, and assist Licensor and its designees with respect to the Use of Developments.

7.2. Confidentiality. The Parties and each of their respective employees, agents and representatives shall keep strictly and permanently confidential all information obtained in connection with this Agreement and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Licensor, ALL, Licensee nor any of their respective employees, agents and representatives shall use or disclose to any other Person (i) any non-public information regarding the business operations or financial or other affairs of the Parties or (ii) any of the terms and provisions of this Agreement. This Section 7.2 shall survive the expiry or earlier termination of this Agreement for a period of two years from such termination.

SECTION 8. CLAIMS AND LEGAL PROCEEDINGS

8.1. Infringement Claims. If any claim is asserted or any Legal Proceeding is commenced against either Party that the Software and/or Developments or their Use or Enhancement infringes or has infringed any Proprietary Right of any Person (each an “Infringement Claim”), then the defense of such Infringement Claim shall be under the control of the Party responsible for it as defined in Section 8.2 (the “Responsible Party”).

8.2. Responsible Party.

(a) Infringement Claims relating only to the Original Version of the Software or the Alladdin Materials (as defined in Schedule C below) shall be the responsibility of Licensor;

(b) Infringement Claims relating only to the Re-written Version of the Software and/or Developments shall be the responsibility of Licensee;

(c) other Infringement Claims shall be the joint responsibility of the Parties and dealt with in accordance with Section 8.5 (a “Joint Responsibility Claim”).

8.3. Claims brought against non-Responsible Party. If the Infringement Claim (other than a Joint Responsibility Claim) is made against the Party who is not the Responsible Party, the other Party (the “Other Party”) shall immediately provide the Responsible Party with written notice of the assertion of such Infringement Claim and shall immediately furnish to the Responsible Party copies of all correspondence, pleadings and other materials relating to such claim or Legal Proceeding. The Responsible Party shall assume the defense of any such claim or Legal Proceeding, and the following provisions shall apply:

(a) the Responsible Party shall have the exclusive right to control the defense of such Infringement Claim with counsel of its own choosing;

(b) the Other Party shall, at the Responsible Party’s reasonable expense, provide the Responsible Party with such information and assistance as the Responsible Party may request regarding such Infringement Claim;

(c) the Other Party shall not enter into any settlement with respect to such Infringement Claim without the consent of the Responsible Party;

(d) the amount payable to the complaining party in connection with any settlement of such Infringement Claim, and the amount of any damages or costs awarded to the complaining party by any court, arbitrator, or other trier of fact, shall be borne and paid exclusively by the Responsible Party;

(e) all reasonable expenses incurred by the Other Party in connection with such Infringement Claim (including costs of investigation and attorneys' fees, only where incurred in respect of such Legal Proceeding where these have been incurred after the commencement of any such Legal Proceeding) shall be borne and paid exclusively by the Responsible Party.

8.4. Claims brought against Responsible Party. If the Infringement Claim (other than a Joint Responsibility Claim) is made against the Responsible Party, then:

(a) the other Party (the “Other Party”) shall, at the Responsible Party’s reasonable expense, provide the Responsible Party with such information and assistance as the Responsible Party may reasonably request for the purpose of enabling the Responsible Party to defend such Infringement Claim;

(b) the Responsible Party shall have the exclusive right to control the defense of such Infringement Claim with counsel of its own choosing, and shall have the exclusive right to settle such Infringement Claim (without the need to obtain any consent or approval of the Other Party or any other Person and provided that such settlement forecloses the possibility of future action as to any matter settled against the Other Party) on such terms as the Responsible Party, in its discretion, determines to be appropriate;

(c) the amount payable to the complaining party in connection with any settlement of such Infringement Claim, and the amount of any damages or costs awarded to the complaining party by any court, arbitrator or other trier of fact, shall be borne and paid exclusively by the Responsible Party;

(d) all reasonable expenses incurred by the Responsible Party in connection with such Infringement Claim (including costs of investigation and attorneys' fees, whether incurred before or after the commencement of any such Legal Proceeding) shall be borne and paid exclusively by the Responsible Party.

8.5. Joint Responsibility Claims. If a Joint Responsibility Claim is brought, then:-

(a) if the Joint Responsibility Claim is brought against Licensee, Licensee shall immediately provide Licensor with written notice of the assertion of such Infringement Claim and shall immediately furnish to Licensor copies of all correspondence, pleadings and other materials relating to the Infringement Claim;

(b) Licensor shall control the defense of such Infringement Claim with counsel of its own choosing;

(c) Licensor and Licensee shall always consult fully with each other and obtain the other Party’s prior written approval (not to be unreasonably withheld or delayed) before taking any material step in relation to such actions or proceedings;

(d) Neither party shall settle the Infringement Claim without the other Party’s prior written consent (such consent not to be unreasonably withheld or delayed);

(e) Each Party shall, at its own expense, provide all such information and assistance as may reasonably required for the purpose of defending the Infringement Claim;

(f) the amount payable to the complaining party in connection with any settlement of such Infringement Claim, and the amount of any damages or costs awarded to the complaining party by any court, arbitrator or other trier of fact and all expenses incurred by Licensor in connection with such Infringement Claim (including costs of investigation and attorneys' fees, whether incurred before or after the commencement of any such Legal Proceeding) shall be shared between the Parties equally unless:-

(i) the Infringement Claim fails in respect of the Original Version of the Software and the Alladdin Materials (as defined in Schedule C below) but succeeds in respect of the Re-written Version of the Software and/or a Development, in which case all such amounts and expenses will be borne by Licensee;

(ii) the Infringement Claim fails in respect of the Re-written Version of the Software and/or a Development but succeeds in respect of the Original Version of the Software and the Alladdin Materials (as defined in Schedule C below), in which case all such amounts and expenses will be borne by Licensor.

8.6. Survival Upon Termination. This Section 8 shall survive the expiry or earlier termination of this Agreement.

SECTION 9. LICENSOR REPRESENTATIONS AND WARRANTIES

Licensor hereby represents and warrants to Licensee as follows:

9.1. Corporate Organization. Licensor is duly organized~~,~~ and validly existing under the laws of England and Wales and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

9.2. Authorization. Licensor has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and stockholders of Licensor have taken all necessary action required by law, their Memorandum and Articles of Association or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Licensor enforceable in accordance with its terms.

9.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Memorandum and Articles of Association of Licensor, or will violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Licensor under, any agreement or commitment to which Licensor is a party or by which Licensor is bound, or to which the property of Licensor is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

9.4. Title to Software. Licensor owns all legal and beneficial title to the Software free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, which would prevent Licensor from entering into this Agreement or consummating the transactions contemplated hereby.

9.5. Representations Relating to the Intellectual Property.

(a) Licensor is the sole owner of all title and interest in the Proprietary Rights in the Software and has full right to grant the License.

(b) To the best of Licensor's knowledge: (i) the Software does not infringe nor conflict with any Proprietary Right or other right of any Person and; (ii) neither Licensor nor any other Person has received any written notice alleging that the Software infringes or conflicts with, or will infringe or conflict with, any Proprietary Right or other right of any Person, and there is no basis for the assertion of any such claim.

(c) To the best of Licensor's knowledge, the Use of the Software will not require the unauthorized use of any Proprietary Right, and, without having conducted any special investigation, such use will not involve infringement or claimed infringement of any Proprietary Right of any Person.

9.6. Litigation. There are no Legal Proceedings pending or threatened against or involving Licensor or which questions or challenges the validity of this Agreement or any action taken or to be taken by Licensor pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there and Licensor does not know or have any reason to know of any valid basis for any such Legal Proceeding.

9.7. Consents. No consent of any Person not being a Party is necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from national or local government or any agency thereof.

9.8. Non-contravention. Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any law, rule, regulation, judgment, order, or decree to which Licensor or the Software is subject; or (ii) a breach or violation of any agreement or understanding (whether oral, written, express, or implied) to which Licensor is a party or by which Licensor is bound.

9.9. Representations Relating to the Securities.

(a) Legend on Certificates Evidencing the Securities.

(i) Licensor acknowledges and agrees, and shall to the extent required by law cause each Person to whom Securities are issued or transferred to acknowledge and agree, that the Securities are “restricted securities” as defined by Rule 144 of the Rules and Regulations promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that each certificate evidencing the Securities shall be imprinted with a restrictive legend substantially in the following form:

"“[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE/CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] THESE SECURITIES HAVE NOT BEEN REGISTEREDWITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(ii) Licensor acknowledges and agrees, and shall cause each Person to whom Securities are issued or transferred to acknowledge and agree, that such Securities may be disposed of only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof; and

(iii) in connection with any transfer of any Securities other than pursuant to an effective registration statement, Licensee may require the transferor thereof to provide to Licensee with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Licensee, to the effect that such transfer does not require registration under the Securities Act. Licensee shall not be obligated to register or recognize any transfer of Securities if such transfer is not affected as provided in this Section 9.9 and shall not be liable to any party other than Licensor in connection therewith.

9.10 Full Disclosure. This Agreement does not in relation to the Software or Licensor contain any untrue statement of fact or omit to state any fact necessary to make any of the representations or any of the other statements or information contained in this Section 9 or therein not misleading.

9.11 Survival Upon Termination. This Section 9 shall survive the expiry or earlier termination of this Agreement.

SECTION 10. LICENSEE REPRESENTATIONS AND WARRANTIES

Licensee hereby represents and warrants to Licensor as follows:

10.1. Corporate Organization. Licensee is duly organized, validly existing and in good standing under the laws of the U.S. State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

10.2. Authorization. Licensee has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and stockholders of Licensee have taken all necessary action required by law, its Certificate of Incorporation, By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the issue of the Securities and this Agreement is a valid and binding agreement of Licensee enforceable in accordance with its terms.

10.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby including the issue of the Securities will violate any provision of the Certificate of Incorporation or By-Laws of Licensee, or, will violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Licensee under, any agreement or commitment to which Licensee is a party or by which Licensee is bound, or to which the property of Licensee is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

10.4. Title to Developments. At the time of any transfer of a Development to Licensor, Licensee will have good, valid and marketable title to such Development free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, which would prevent Licensee from entering into this Agreement or consummating the transactions contemplated hereby.

10.5. Representations Relating to the Intellectual Property.

(a) Licensee will be the sole owner or will obtain sole ownership of all title and interest in the Re-written Version of the Software and the Developments (subject to the rights of Licensor in the Original Version of the Software) and will have full right to grant to Licensor the license described in Section 2.5(c), above.

(b) the Re-written Version of the Software and/or Developments will not infringe nor conflict with any Proprietary Right or other right of any Person and there will be no basis for the assertion of any such claim.

(c) The Use and Enhancement of the Re-written Version of the Software and/or Developments will not require the unauthorized use of any Proprietary Right, and such use will not involve infringement or claimed infringement of any Proprietary Right of any Person.

10.6. Litigation. There are no Legal Proceedings pending or threatened against or involving Licensee or which questions or challenges the validity of this Agreement or any action taken or to be taken by Licensee pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there and Licensee does not know or have any reason to know of any valid basis for any such Legal Proceeding.

10.7. Consents. No consent of any Person not being a Party is necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from national or local government or any agency thereof.

10.8. Non-contravention. Neither the execution and delivery of this Agreement nor the performance of this Agreement will result (with or without notice or lapse of time) in (i) a violation of any law, rule, regulation, judgment, order, or decree to which Licensee or any Development is subject; or (ii) a breach or violation of any agreement or understanding (whether oral, written, express, or implied) to which Licensee is a party or by which Licensee is bound.

10.9. Representations Relating to Securities.

(a) Only class of shares. Common Stock is the only class of equity securities authorized and issued by Licensee; and

(b) The Securities have been duly authorized and when issued in accordance with the terms of this Agreement will be duly and validly issued and outstanding, fully paid and non-assignable and will not have been deemed in violation of any pre-emptive rights of any person.

10.10. Full Disclosure. This Agreement does not in relation to Licensee contain any untrue statement of fact or omit to state any fact necessary to make any of the representations or any of the other statements or information contained in this Section 10 or therein not misleading.

10.11. Survival Upon Termination. This Section 10 shall survive the expiry or earlier termination of this Agreement.

SECTION 11.   LIMITATION OF LIABILITY

11.1 Alladdin Services.

(a) Subject to Section 11.4 below, neither Licensor, ALL, nor any Affiliated Company of Licensor or of ALL, shall be liable for:-

(i) any loss of anticipated savings, loss of business, loss of profits, loss of revenue, and/or

(ii) any loss of availability, business interruption, loss of or corruption of data; and/or

(iii) any additional operational and/or administrative costs and expenses; or

(iv) any indirect or consequential loss or damage;

arising out of or in connection with the Alladdin Services and all such liability is hereby excluded howsoever arising whether arising in contract, in tort (including in negligence), for breach of statutory duty or otherwise.

(b) Subject to Section 11.4 below, the maximum aggregate combined liability of Licensor, ALL and any Affiliated Company of Licensor or ALL to Licensee or any Affiliated Company of Licensee howsoever arising (whether arising in contract, tort (including negligence) or otherwise) in connection the Alladdin Services relating to events in any calendar year shall not exceed the aggregate of the consideration paid or payable to Licensor by Licensee under Section 5.2(a) during such year.

11.2. NMLS Services.

(a) Subject to Section 11.4 below, neither Licensee nor any Affiliated Company of Licensee shall be liable for:-

(i) any loss of anticipated savings, loss of business, loss of profits, loss of revenue, and/or

(ii) any loss of availability, business interruption, loss of or corruption of data; and/or

(iii) any additional operational and/or administrative costs and expenses; or

(iv) any indirect or consequential loss or damage;

arising out of or in connection with the NMLS Services and all such liability is hereby excluded howsoever arising whether arising in contract, in tort (including in negligence), for breach of statutory duty or otherwise.

(b) Subject to Section 11.4 below, the maximum aggregate combined liability of Licensee and any Affiliated Company of Licensee to Licensor or any Affiliated Company of Licensor howsoever arising (whether arising in contract, tort (including negligence) or otherwise) in connection with the NMLS Services relating to events in any calendar year shall not exceed the aggregate of the consideration paid or payable to Licensor by Licensee under Section 5.2(a) during such year.

11.3. Force Majeure. Neither of the Parties will be liable for or be regarded as being in breach of any of the provisions of this Agreement by reason of any failure to perform any obligation under this Agreement, if such failure is the direct or indirect result of any cause beyond its reasonable control including, without limitation: Act of God; refusal, failure to grant, suspension or withdrawal of any governmental license or consent or any other act or omission of any government (including any change in law or regulation in the Territory); fire, floods, storms; explosion; breakdown of machinery or act of terrorism. In any such case, the Party claiming the benefit of this Section will notify the other Parties of the existence of the delay, and such notifying Party will use due diligence to remove the cause of such delay and take reasonable steps to resume performance as soon as possible. If performance is not achieved within three (3) months, either of the other Parties may terminate this Agreement by service notice in writing on the other Parties.

11.4. Certain Exceptions. Nothing in this Agreement excludes or limits liability for death or personal injury caused by negligence nor for fraudulent misrepresentation.

11.5. Survival Upon Termination. This Section 11 shall survive the expiry or earlier termination of this Agreement.

SECTION 12. REGISTRATION RIGHTS

12.1(a) If Licensee at any time proposes to register the offer and sale of any of its securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (other than on a Registration Statement filed under the Securities Act on Form S-8 or S-4 or any similar or successor forms), whether or not for sale for its own account, it will each such time give at least thirty (30) days prior written notice (the "Notice") to Licensor (so long as Licensor or its designees still own any Securities, which, for purposes of this Section are referred to collectively as the “Registrable Securities”) of its intention to file a Registration Statement under the Securities Act and of their rights under this Section 12. Upon the written request of Licensor made within twenty (20) days of the date of the Notice (which request shall specify the aggregate number of Registrable Securities which Licensor wishes to be registered and will also specify the intended method of disposition thereof, if any), Licensee will effect the registration under the Securities Act of all securities which Licensee has been so requested to register by Licensor (an “Incidental Registration”); provided, that if, any time after giving written notice of its intention to register securities and prior to the effective date of the Registration Statement filed in connection with such registration, Licensee shall determine for any reason not to register any of Licensee’s securities, Licensee shall give written notice of such determination to Licensor and, thereupon, shall be relieved of its obligation to register any securities in connection with such registration (but not from its obligation to pay the registration expenses incurred prior to the date of Licensee’s determination in connection therewith). The Licensee will pay all expenses in connection with any Incidental Registration other than any underwriting discounts or commissions with respect to securities sold by Licensor. Licensor may not participate in any underwritten registration unless Licensor (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, escrow agreements, indemnification agreements and other documents customarily required under the terms of such underwriting arrangements; it being understood and agreed that, Licensor shall not be obligated to make any representation or warranty or to agree to any covenant or obligation (including “lockups” and other similar restrictions) which are not imposed upon or otherwise obtained from all other participating security holders (other than officers and employees of Licensee).

(b) Only in the event that any registration of the Licensee’s securities is made pursuant to or in connection with an agreement with Persons other than Licensee Affiliated Companies who have invested in excess of an aggregate of US$2,500,000 in the Licensee or the Licensee Affiliated Companies and such Persons do not approve the inclusion of the Registrable Securities in any such Registration Statement, Licensee shall be entitled to exclude the Registrable Securities from such Registration Statement.

12.2. Licensee agrees that until a period of two (2) years after Licensor has exercised the last of its Warrants Licensee will make publicly available the information required by Rule 144(c) of the Securities Act.

12.3. Licensor agrees to comply with all relevant provisions of US securities laws and any reasonable requirements of Licensee in connection with the sale of the Registrable Securities registered on Licensor’s behalf.

SECTION 13. MISCELLANEOUS PROVISIONS

13.1. Notices. Any notice, demand, consent, request, or other communication required or permitted to be delivered under this Agreement to either Party (“Receiving Party”) shall be in writing and shall be deemed properly delivered, given, and received on the earlier of (i) the date of actual delivery of such notice, demand, consent, request, or other communication to the Receiving Party at the address set forth beneath the name of the Receiving Party below (or at such other address as the Receiving Party shall have specified in a written notice delivered to the other Party); or (ii) the date four business days after the date on which such notice, demand, consent, request, or other communication is deposited in the mail as registered or certified mail, postage prepaid, with return receipt requested, addressed to the Receiving Party at the address set forth beneath the name of the Receiving Party below (or at such other address as the Receiving Party shall have specified in a written notice delivered to the other Party):

Licensor:           Alladdin Limited
12 St James’s Square
London SW1Y 4RB
Attn.: Mr Andrew della Casa
Facsimile: (44) (207) 352 2672

Copied to:     Mr Andrew della Casa, 20 Stadium Street, London SW10 0PT

ALL:                          Alladdin Lotteries Limited
12 St James’s Square
London SW1Y 4RB
Attn.: Mr Andrew della Casa
Facsimile: (44) (207) 352 2672

Copied to:     Mr Andrew della Casa, 20 Stadium Street, London SW10 0PT

Licensee:                   New Media Lottery Services, Inc.
370 Neff Avenue
Suite L
Harrisonburg, VA 22801
Attn.: Mr. Randolph Brownell
Facsimile: (1) (540) 574 0491

Copied to:     Mr W Ruffa, Ruffa & Ruffa, 150 East 58 Street, New York 10155

13.2. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

13.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

13.4. Governing Law and Jurisdiction. This Agreement shall be construed and interpreted in accordance with, and shall be governed in all respects by, the laws of England and the Parties hereby irrevocably consent and submit to the exclusive jurisdiction of the English courts.

13.5. Assignment. (A) Licensor may, at its election and upon three (3) months prior written notice to Licensee, assign any or all of its rights or delegate any or all of its obligations under this Agreement (i) to ALL, (ii) to any of its or ALL’s Affiliated Companies; or (iii) to any Person that acquires or otherwise succeeds to (whether by merger, acquisition of assets, or otherwise) all or any portion of Licensor's or ALL’s assets or business. In the event Licensor assigns its rights and delegates its obligations under this Agreement as permitted by this Section 13.5(A), Licensor shall automatically (and without the necessity of any further action on the part of the Parties) be fully and unconditionally released and discharged from all of its obligations under this Agreement.

(B) ALL may, at its election and upon three (3) months prior written notice to Licensee, assign any or all of its rights or delegate any or all of its obligations under this Agreement (i) to Licensor, (ii) to any of its or Licensor’s Affiliated Companies; or (iii) to any Person that acquires or otherwise succeeds to (whether by merger, acquisition of assets, or otherwise) all or any portion of Licensor's or ALL’s assets or business. In the event ALL assigns its rights and delegates its obligations under this Agreement as permitted by this Section 13.5(B), ALL shall automatically (and without the necessity of any further action on the part of the Parties) be fully and unconditionally released and discharged from all of its obligations under this Agreement.

(C) Licensee may, at its election and upon three (3) months prior written notice to Licensor and ALL, assign any or all of its rights or delegate any or all of its obligations under this Agreement (i) to any of its Affiliated Companies, or (ii) to any Person that acquires or otherwise succeeds to (whether by merger, acquisition of assets, or otherwise) all or any portion of Licensee's assets or business. In the event Licensee assigns its rights and delegates its obligations under this Agreement as permitted by this Section 13.5(C), Licensee shall automatically (and without the necessity of any further action on the part of the Parties) be fully and unconditionally released and discharged from all of its obligations under this Agreement.

13.6. Successors and Assigns. Subject to the provisions of Section 13.5 above, this Agreement shall inure to the benefit of Licensor, to the benefit of ALL and to the benefit of Licensee. Subject to the provisions of Section 13.5 above, this Agreement shall be binding upon (a) Licensor and its successors and assigns; (b) ALL and its successors and assigns; and (c) Licensee and its successors and assigns. The provisions of this Agreement are not intended to, and shall not, provide any rights or remedies to any sublicensee or to any other Person.

13.7. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

13.8. Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, representations and understandings (other than fraudulent misrepresentations) between the Parties relating to the subject matter of this Agreement. All implied terms, conditions and warranties (whether implied by statute, common law, a course of dealings, or otherwise) are excluded to the maximum extent permitted by law.

13.9 Third Party Rights. A Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement.

13.10. Waiver. No failure on the part of either of the Parties to exercise any power, right, privilege, or remedy hereunder, and no delay on the part of either of the Parties in exercising any such power, right, privilege, or remedy, shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.

13.11. Variations of Pronouns. Whenever the context so requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

13.12. Additional Documents and Actions. The Parties agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments, and documents (including, without limitation, a memorandum of license suitable for recording in the U.S. Patent and Trademark Office and satisfactory in form and substance to the submitting Party), and to take such other actions, as a Party reasonably determines to be necessary or appropriate for the purpose of effectuating, evidencing, implementing, or facilitating the consummation of any of the transactions contemplated by this Agreement or for the purpose of enabling a Party to enforce any of its rights under this Agreement.

13.13. Non-exclusivity. The rights and remedies of the Parties under this Agreement are not exclusive of or limited by or in limitation of any other rights or remedies (including, without limitation, any rights of set off) which the Parties may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Parties under this Agreement, and the obligations and liabilities of the Parties under this Agreement, are in addition to their respective rights, remedies, obligations, and liabilities under the law of unfair competition, misappropriation of trade secrets, and the like. This Agreement does not limit, and is not limited by, the terms of any covenant not to compete, employment, confidentiality, invention, or similar agreement which the Parties may contemporaneously herewith or hereafter enter into.

SCHEDULE A
Documentation

1. Documents forming Documentation:

1.	Lottery-Interfaces-Database
2.	Business Process Diagrams
3.	Draft Functional Spec
4.	Lottery-Server-Environment
5.	Draw Procedures

2.	For the purposes of Section 2.3 above, a copy of the Documentation has, as of the date of this Agreement, been delivered to Licensee by Licensor.

SCHEDULE B

Alladdin Services

Ongoing activity undertaken by Alladdin in respect of NMLS

1.	Regulatory responsibility for Rehab UK, OldOppos, Lotter-e™
2.	Reconciliations - Rehab Lotteries, Rehab UK, OldOppos, Lotter-e™
3.	Gaming Board returns - OldOppos/Lotter-e™, Rehab UK
4.	Beneficiary relationship management - 2 charities (Rehab Lotteries, Rehab UK), 12 charities (Lotter-e™), 4 charities (OldOppos)
5.	Beneficiary receipts - 1 charity (Rehab UK), 12 charities (Lotter-e™), 4 charities (OldOppos)
6.	merchant ID accounts management - GeLotto ID 2806107 and Rehab ID 2201036
7.	bank and bank accounts management - for above lotteries/societies
8.	sales reports for above lotteries in accordance with applicable law
9.	withdrawal processing and management - Euro and GBP, all above accounts
10.	advise on statutory requirements in Britain / regulatory management
11.	monitor current sites for compliance with statutory requirements - Rehab UK, OldOppos, Lotter-e™
12.	monitor current Terms & Conditions for compliance with statutory requirements - Rehab UK, OldOppos, Lotter-e™
13.	monitor UK marketing of above lotteries for compliance with statutory requirements
14.	processes monitoring and management
15.	liaising with Calgary, New Jersey, Harrisonburg

SCHEDULE C

NMLS Services

1. Definitions. For purposes of Section 4 and this Schedule C only, capitalized terms shall have the meaning set forth below:

“Alladdin Materials” means the trade marks, colours, style, graphics, and other aspects of appearance owned or controlled by or licensed to Licensor by its licensors provided by Licensor to Licensee for inclusion on the Hosted Site;

“Alladdin URL” means www.lotter-e.co.uk and www.lotter-e.co.uk/ntltv/index.htm;

“Customisation Requirements” means the document attached as schedule one which indicates how the Lottery Engine will be customised for Licensor;

“Database” means the compilation of data about Users collected by Licensee whilst operating the Hosted Site;

“Hosted Site” means the web sites, constituting the Lottery Engine with the Alladdin Materials, to be operated, maintained and hosted by Licensee in accordance with Section 4 and this Schedule C, to which the Alladdin URLs point;

“Lottery Engine” means the Software and any Developments which are accepted by Licensor under paragraph 2(g) below;

“Service Level Agreement” means the service level agreement set out in Schedule D.

“User” means a person using the Hosted Site.

2. Operation, Maintenance and Hosting of the Hosted Site.

(a) Licensee shall be responsible for operating, maintaining and hosting the Hosted Site in accordance with the provisions of Section 4 above and this Schedule C.

(b) Licensee shall operate and maintain the Hosted Site to operate and provide the same visual appearance and functionality as exists at the date of this Agreement.

(c) Licensee shall use reasonable endeavors to correct or make good any errors in the Hosted Site which Licensor notifies to Licensee within a reasonable period of time.

(d) Licensee shall operate and host the Hosted Site on secure and virus free computer servers operated and maintained by Licensee or its Internet service provider sub-contractor(s) and shall be responsible for all costs associated with hosting, operating and maintaining the Hosted Site, including all system operation software costs, hardware costs, and network costs.

(e) Licensee shall host, operate and maintain the Hosted Site consistent with the Service Level Agreement and, without prejudice to this requirement, the Hosted Site shall meet response performance standards (including but not limited to up-time continuity and speed of processing) that are no less than those achieved for other websites operated by Licensee. Licensee shall ensure that the Hosted Site is on average available on the Internet for at least the same percentage of time (measured over each year of the NMLS Services) as its own websites.

(f) Licensee shall provide Licensor with as much advance warning as is reasonably possible of all scheduled maintenance with respect to the Hosted Site which is likely to result in it being unavailable. Licensee shall use reasonable endeavors to minimise the duration of any unavailability.

(g) Whenever Licensee completes a new Development, it shall inform Licensor and if Licensor requires, Licensee shall within a reasonable time incorporate the new Development into the Hosted Site.

(h) Licensee agrees to indemnify and hold Licensor and ALL harmless from and against any and all claims, damages and costs arising out of any claim brought by any User or other person arising out of a failure by Licensee to provide the NMLS Services in accordance with this Agreement.

(i) Licensor grants to Licensee a non-exclusive and non-transferable license to use the Alladdin Materials on the Hosted Site throughout the Territory during the term of the NMLS Services. Except as stated in this Section 4.3.(i), Licensee shall not make any other use of the Alladdin Materials. The license granted in this Section 4.3.(i) shall terminate automatically on termination of the NMLS Services. All use of the Alladdin Materials shall inure to the sole benefit of Licensor.

3. Database of Users.

(a) Licensee shall ensure that the Database is segregated from the databases Licensee operates for other instances of the Lottery Engine. However, Licensee is not obliged to dedicate any separate hardware to the Hosted Site and this segregation may be achieved on the same hardware as used by Licensee for itself or for other licensees of Licensee. Licensee shall use reasonable endeavors to ensure that the data contained in the Database is kept integral and secure.

(b) Licensee shall not use the Database for any purpose other than as directed by Licensor, and shall give Licensor a copy of the Database in any format reasonably specified by Licensor on request. Licensee shall take all appropriate technical and organisational measures against unauthorised access and loss or damage of any personal data within the Database.

(c) All Proprietary Rights in the Database shall vest in Licensor.

SCHEDULE D

Service Level Agreement
1 INTRODUCTION

The service levels for the NMLS Services (“Service Levels”) set out at paragraph 4 of this Schedule D will be measured over a rolling 1 month period.

Licensee will provide the NMLS Services in accordance with these Service Levels.

2 OBLIGATIONS ON FAILURE

If Licensee fails to provide the NMLS Services in accordance with the Service Levels, Licensee shall:

1.1	notify Licensor as soon as practicable of the failure; and

1.2	take such steps as Licensor may reasonably require to remedy the failure including (but not limited to):

1.2.1 arranging such additional personnel as are necessary to perform the NMLS Services as soon as practicable;

1.2.2 remedying the failure within a timeframe specified by Licensor;

1.2.3 re-performing any non-conforming NMLS Service; and/or

1.2.4 putting any other reasonable measures in place to ensure that the NMLS Services are performed in accordance with the Service Level in the future.

3 OTHER REMEDIES

3.1
If, during any rolling 1 month period, Licensee fails to perform a particular part of the Service Level for more than 15 days during that 1 month period for reasons other than Force Majeure, then Licensor shall, in addition to any other remedies available to it under this Agreement, be entitled to:

(a)	terminate this Agreement and/or the NMLS Services immediately by giving written notice to Licensee; and/or

(b)
procure, at its own expense, the provision or rectification of the NMLS Services (or part of it) from a third party which Licensee has failed to provide to the Service Level, in which case Licensee shall:

(i) not unreasonably refuse to manage the delivery of the NMLS Services (or part of it) by the third party on Licensor’s behalf; and

(ii) compensate Licensor for any amount Licensor may be required to pay that third party for a period of no longer than three (3) months.

4 SERVICE LEVELS

The following table details the different classes of support for the NMLS Services and how Licensee will respond.

Critical Problem (Priority 1)	Involves fundamental functionality of Lottery Engine and/or Hosted Site (as defined in Schedule C), precluding productive use of Lottery Engine and/or Hosted Site.
Response Time	Within 30 minutes during Business Hours. Best endeavours will be made outside Business Hours.
Resolution

Continuous efforts to resolve during Business Hours.

If there is a problem with the hosting solution, Licensee will make best endeavours to resolve on a 24x7 basis.

These issues will normally be resolved within 4 hours.

Significant Problem (Priority 2)	Involves functionality of Lottery Engine and/or Hosted Site, but does not preclude productive use of Lottery Engine and/or Hosted Site.
Response Time	Within 4 hours during Business Hours.
Resolution	Best endeavours to resolve during Business Hours. These issues will normally be resolved within 2 business days.
Minor Appearance or Functionality Changes (Priority 3)	Does not preclude productive use of Lottery Engine and/or Hosted Site.
Response Time	As soon as work schedules allow.
Resolution	Licensee will resolve these issues or fixes or documentation as required during Business Hours or may implement in a Development.

Notes:
1.	Business Hours are 8AM to 4PM Mountain Standard Time (Greenwich Mean Time less 7 hours)
2.	Response times quoted are start times for appropriately skilled personnel to commence work on resolving the support request.
3.
For Critical Problems (Priority 1) contact telephone number is 00 1 403 209 2998 x 231 during normal office hours. Outside these hours contact telephone number is the help desk on a 24x7 basis on the Support mobile number [xxxxxxxxxxxxxxxxx].

SCHEDULE E

Form of Warrant

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

NEW MEDIA LOTTERY SERVICES, INC.

WARRANT

Dated_______ 2005

New Media Lottery Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received,  , or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to an aggregate of Two Hundred Thousand (200,000) shares of Common Stock, US$0.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to US$_______ per Warrant Share (the “Exercise Price”), at any time and from time to time on or after the date hereof and through and including (a period comparable to that granted to the Company’s management) (the "Expiration Date"), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Registration of Transfers and Exchanges.

(a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address for notice specified in Section 11 along with an opinion of counsel to the Holder reasonably acceptable to the Company that such transfer may be made without compliance with Federal and state securities laws. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

3. Duration and Exercise of Warrants.

This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

4. Delivery of Warrant Shares.

a. To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (both as defined herein) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise which shall be free of restrictive legends.

b. "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (being, for the purposes of this Section, any stock exchange, market or trading facility on which the Common Stock is traded other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded or quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day (being, for the purposes of this Section, any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed).

c. A "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such reasonable charges as the Company may prescribe.

7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock (and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding Treasury Shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding Treasury Shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

(b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company in which the consideration therefor is equity or equity equivalent securities or any compulsory share exchange pursuant to which the Common Stock is converted into other securities or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property of the Company's business combination partner equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

(c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which, in all events, may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") mutually selected in good faith by the holders of a majority in interest of the Warrants then outstanding and the Company. Any determination made by the Appraiser shall be final.

(d) If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

(e) For the purposes of this Section 8, the following clauses shall also be applicable:

(i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling the holders of Common Stock (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(g) If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last address as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

9. Payment of Exercise Price. The Holder may exercise this Warrant by tendering to the Company cash or certified or official bank check or checks in an amount calculated by multiplying the Exercise Price per share by the number of Warrant Shares the Holder desires to purchase.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11, (ii) three business days following the date of mailing, if sent by internationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company, to:                 New Media Lottery Services, Inc.
370 Neff Avenue - Suite L
Harrisonburg, VA 22801
Attn.: Mr. Randolph H. Brownell
Facsimile: (540) 437-1686

If to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

12. Warrant Agent.

(a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

(b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

13. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

(b) Subject to Section 12(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

(c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

NEW MEDIA LOTTERY SERVICES, INC.

By: _______________________________

Name: _______________________________

Title: _______________________________

EXERCISE NOTICE
NEW MEDIA LOTTERY SERVICES, INC.
WARRANT DATED [ ], 2005

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase [___________] shares of Common Stock ("Common Stock"), US$0.001 par value per share, of New Media Lottery Services, Inc. and encloses herewith US$________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Dated: ____, _____	Name of Holder:

(Print) ______________________

By: ________________________
Name: ______________________
Title: _______________________
Print social security or tax identification number if US resident: _________________________________________
_________________________________________ (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

WARRANT SHARES EXERCISE LOG

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of NEW MEDIA LOTTERY SERVICES, INC. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

____________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

____________________________________

Address of Transferee

____________________________________

____________________________________

In the presence of:

__________________________

SCHEDULE F

Notice

New Media Lottery Services, Inc.
370 Neff Avenue
Suite L
Harrisonburg
VA 22801
USA
NOTICE

This notice is issued by New Media Lottery Services, Inc. (“NMLS”) under the terms of the Agreement between NMLS, Alladdin Limited (“Alladdin”) and Alladdin Lotteries Limited dated 6th May 2005 (“the Agreement”).

The defined terms of the Agreement shall have the same meanings and interpretations in this notice.

In accordance with Section 2.5(b) of the Agreement, NMLS hereby certifies that no Development(s) has(have) been made since the last delivery to Alladdin of source code of the most current version of the Software and the documentation and operating instructions for the Software altered by any such Development(s) pursuant to Section 2.5(b) of the Agreement.

The issue of this notice does not in any way prejudice the respective rights and remedies of the Parties available under the Agreement or otherwise at law.

SIGNED FOR AND ON BEHALF OF
NEW MEDIA LOTTERY SERVICES, INC.

______________________
Signature

______________________
Name  please print

______________________
Date

IN WITNESS WHEREOF, Licensor, Licensee and ALL have caused this Agreement to be executed as of the date first above written.

Licensor:

ALLADDIN LIMITED

By: ___________________

Print name: Andrew della Casa

ALL:

ALLADDIN LOTTERIES LIMITED

By: ___________________

Print name: David Hart

Licensee:

NEW MEDIA LOTTERY SERVICES, INC.

By: ___________________

Print name: Randolph Brownell